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                                                                   EXHIBIT 10.68


                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of December 30, 1997, by and among Golden Eagle Ice-Texas, Inc., a Texas corporation ("Buyer"), Big "R" Ice Company, Inc., an Arkansas corporation ("Big R"), Sellit, Inc., an Arkansas corporation and an affiliate of Big R ("Sellit") (and together with Big R the "Sellers"), Ratliff Bros., an Arkansas general partnership and an affiliate of Sellers (the "Lessors"), Joe D. Ratliff, Administrator of the Estate of Russell L. Ratliff, and Richard D. Ratliff, an individual residing in the state of Arkansas, who jointly control all the shares of Sellers (the Administrator and the individual are, collectively, the "Shareholders"). Big R, Sellit, the Shareholders and Lessors, are all affiliates and are hereinafter collectively known as the "Selling Group."


                             PRELIMINARY STATEMENTS

         Sellers are engaged in the production, distribution and sale of packaged ice products (such business being herein referred to herein as the "Sellers' Business" or the "Business"); and

         Sellers are desirous of selling to Buyer and Buyer is desirous of purchasing certain assets of Sellers' Business, upon the terms and conditions hereafter set forth; and

         The Selling Group is desirous of entering into a noncompetition agreement and other ancillary agreements.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, representations and warranties hereafter set forth, the parties hereby agree as follows:


                                 I. DEFINITIONS

         Unless the context otherwise requires, the terms defined in this
Section I shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

         "Assets" shall mean those assets of the Sellers which are more fully described in Section 2.1 and Schedule 2.1 of this Agreement. The Assets shall not include the Excluded Assets (defined hereinbelow).

         "Assumed Liabilities" shall mean only those liabilities expressly assumed by Buyer which are more fully described in Section 2.5 of this Agreement.

         "Bill of Sale" shall refer to the Bill of Sale conveying title to the Assets from Sellers to Buyer attached to this Agreement as Exhibit A.

         "Closing" shall mean the consummation of this Agreement.




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         "Closing Date" shall mean the date on which this Agreement will be consummated.

         "Common Stock" shall mean the $.01 par value common stock of Packaged Ice, Inc.

         "Escrow Agreement" shall mean the escrow agreement between the Selling Group and Buyer attached to this Agreement as Exhibit C.

         "Escrow Agent" shall mean Metropolitan National Bank, Little Rock, Arkansas.

         "Escrow Amount" shall have the meaning set forth in Section 2.5 of this Agreement.

         "Excluded Assets" shall have the meaning set forth in Section 2.2 and
Schedule 2.2 of this Agreement.

         "Financial Statements" shall have the meaning set forth in Section 3.3 of this Agreement.

         "Governmental Authority" shall mean any federal, state, local, foreign or other governmental agency, department, commission, board, bureau, instrumentality or body.

         "Intangible Assets" shall mean all patents, trademarks, trademark licenses, trade names, brand names, slogans, copyrights, reprint rights, franchises, licenses, authorizations, inventions, processes, know-how, formulas, trade secrets and other intangible assets of and only of the Business (together with all pending applications, continuations-in-part and extensions for any of the above).

         "Investment Letter" shall mean a letter from the party receiving Common Stock in the form attached to this Agreement as Exhibit B.

         "Purchase Price" shall have the meaning set forth in Section 2.3 of this Agreement.

         "Selling Group's Disclosure Memorandum" shall mean a memorandum prepared by the Selling Group and delivered to Buyer that lists all disclosures by the Selling Group concerning the Assets and the Business which are the subject of this Agreement.

         "Taxes" shall mean all excise, added value, sales, use, real and personal property, occupancy, business and occupation, mercantile, real estate, or other tax (including interest and penalties thereon and including estimated taxes thereof).

                              II. PURCHASE AND SALE

         2.1 PURCHASE AND SALE OF ASSETS. Subject to the terms and conditions of this Agreement, Sellers agree to sell, convey, assign, transfer and deliver to Buyer, and Buyer agrees to purchase, at the Closing, the personal property, intangible assets, contracts and rights of Sellers related to the Sellers' Business which are described on Schedule 2.1 attached hereto and incorporated herein by reference, and all of the goodwill of Sellers' Business associated therewith (collectively the "Assets").



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         2.2 EXCLUDED ASSETS. The Assets shall not include, and Buyer shall not acquire, the assets and properties described in Schedule 2.2 attached hereto (the "Excluded Assets").

         2.3 PURCHASE PRICE. The purchase price for the Assets shall be $3,750,000 less the adjustment set forth in Section 2.4 hereof (the "Purchase Price"). The Purchase Price shall be payable in accordance with Section 2.5 of this Agreement.

         2.4 ADJUSTMENTS; ASSUMPTION OF LIABILITIES. It is hereby agreed and understood that Buyer is assuming no liabilities whatsoever of Sellers other than an asset based loan with NationsBank, ordinary trade payables and accrued expenses (collectively, the "Assumed Liabilities"). If the ratio of collectible accounts receivable and inventory ("Current Assets") to ordinary trade payables, accrued expenses and the NationsBank loan is below the threshold ratio of 1:1, the Purchase Price shall be reduced by an amount equal to the difference between the Assumed Liabilities and the Current Assets. Sellers shall be responsible for all employment related expenses which accrue before Closing Date, including, without limitation, salaries, wages, accrued vacation pay, sick pay or leave, unemployment compensation, pension and profit sharing plans, income tax withholding, and social security taxes. Sellers will terminate their employees as of the Closing Date, and Buyer may thereafter hire any or all of such employees. The parties agree that Buyer is not assuming any of Sellers' pension or profit sharing plans, and Sellers shall be remain responsible therefor.

         2.5 PAYMENT OF PURCHASE PRICE. $3,750,000 of the Purchase Price (less any adjustment made in accordance with Section 2.4 of this Agreement) shall be payable in cash. The cash portion of the Purchase Price shall be payable as follows:

                  (a) the Closing Date payoff amounts of all current and long term interest bearing debt (other than the NationsBank loan) and operating and capital leases (including any unpaid interest and prepayment penalties) shall be paid directly to Sellers' creditors;

                  (b) $375,000 shall be placed in escrow with the Escrow Agent pursuant to the Escrow Agreement; and

                  (c) the remaining cash amount shall be paid to the Sellers as follows:

                           (i) $267,003 to Sellit; and

                           (ii) the remaining amount to Big R.

         The $375,000 cash placed in escrow is known as the "Escrow Amount"

         2.6 PRORATION. The parties shall prorate at the Closing the current year's ad valorem taxes and vehicle license fees on the property comprising the Assets, based on the latest available statements from taxing authorities, whether for the current tax year or the preceding tax year. Sellers' pro rata share of such taxes and vehicle license fees shall be the portion attributable to the period through the day preceding the Closing Date, prorated by days. The prorated amounts shall be payable in the manner set forth below:



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                  (a) If a prorated amount is payable by Buyer and determinable at the Closing, it shall be added to the amount payable by Buyer at the Closing.

                  (b) If a prorated amount is payable by Buyer and not determinable at the Closing, it shall be billed by Sellers when determinable and promptly paid by Buyer to Sellers.

                  (c) If a prorated amount is payable by Sellers and determinable at the Closing, it shall be deducted from the amount otherwise payable by Buyer at the Closing.

                  (d) If a prorated amount is payable by Sellers and not determinable at the Closing, it shall be billed by Buyer when determinable and promptly paid by Sellers to Buyer.

         2.7 ALLOCATION. The parties hereto agree and acknowledge that the Purchase Price shall be allocated as agreed in good faith by the parties hereto on a date after the Closing, but in no event shall such date be later than six months after the Closing Date, and Sellers and Buyer agree to file all Tax returns or reports including, without limitation, IRS Form 8594, for their respective taxable years in which the Closing occurs and to reflect the allocation of the Purchase Price on any such return or report and agree not to take any position inconsistent therewith before any Governmental authority charged with the collection of any Tax or in any administrative proceeding.

         2.8 LEASE. The parties shall enter into lease agreements for the real property described in Schedule 2.8 (the "Leased Properties") in the form of Leases attached hereto as Exhibit 2.8-A (the "Leases"). The Leases shall entitle Buyer to lease the Leased Properties for an initial period of five (5) years (the "Initial Period"), with the option to renew the Leases for three additional periods of five (5) years each (the "Renewal Periods"). The Leases shall also provide that the Buyer shall have the option to purchase any of the Leased Properties during the Initial Period or any Renewal Period at the higher of the respective value indicated for each property on Schedule 2.8-A or the Fair Market Value (as hereafter defined) of each such property. In the event that Buyer wishes to exercise its option to purchase one of the Leased Properties, the Fair Market Value of the Leased Properties shall be determined by obtaining an appraisal by a nationally recognized appraisal firm hired by Buyer with the approval of Lessors, such approval not to be unreasonably withheld. Buyer acknowledges that Lessors shall have the right to use a portion of the premises in Pine Bluff, Arkansas for the storage of merchandise associated with the Selling Group's pizza business. Buyer also acknowledges that Lessors shall be able to continue to lease a portion of the real property located in Springdale, Arkansas to current third parties. Lessors shall also provide the services of Myrna Thomas (approximately 60% of her time) to Buyer following the Closing for a period of one (1) year without cost to Buyer in partial consideration of the sale of the assets and the Leases.

         2.9 EMPLOYMENT AGREEMENT. Buyers shall enter into an Employment Agreement in the form of Exhibit 2.9 attached hereto, with Richard D. Ratliff for a period of one (1) year with a salary of $60,000.



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                       III. REPRESENTATIONS AND WARRANTIES
                              OF THE SELLING GROUP

         Except as otherwise disclosed in the Selling Group's Disclosure Memorandum, each of the Selling Group represents and warrants to Buyer as follows:

         3.1 ORGANIZATION. Each of Big R and Sellit is a corporation duly incorporated and organized under the laws of the state of Arkansas. Ratliff Brothers is a general partnership doing business in the state of Arkansas. The Sellers have all requisite power and authority to own, lease and operate the Business as presently conducted and to enter into this Agreement and to perform their respective obligations hereunder.

         3.2 EXECUTION, DELIVERY AND PERFORMANCE OF AGREEMENT. The execution, delivery and performance by the Selling Group of this Agreement and the consummation of each of them of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action. This Agreement has been duly executed and delivered by the Selling Group and constitutes the valid and binding obligation of each individual or entity of the Selling Group, enforceable against them in accordance with its terms. The execution, delivery and performance of this Agreement by the Selling Group will not, with or without the giving of notice, the passage of time, or both, violate, conflict with, result in a default, breach or loss of rights under, or result in the creation of any lien, claim or encumbrance pursuant to, any lien, encumbrance, instrument, agreement, or understanding, or any law, regulation, rule, order, judgment or decree, to which any member of the Selling Group is a party or by which they are bound or affected, respectively.

         3.3 FINANCIAL STATEMENTS. Sellers have previously caused to be furnished to Buyer the compiled balance sheets of both Big R and Sellit as at December 29, 1996, and the related compiled statements of income and statements of cash flow for the period then ended, and the internally prepared balance sheets of Big R and Sellit as at September 28, 1997 and the related internally prepared statement of income and statement of cash flow for the accounting period ending September 28, 1997 (such balance sheets and related statements are collectively referred to herein as the "Financial Statements"). The Financial Statements taken as a whole present fairly the financial position of Sellers as of December 29, 1996 and September 28, 1997, respectively, in accordance with generally accepted accounting principles ("GAAP") consistently applied, except that the September 28, 1997 document does not contain the full disclosure footnotes required by GAAP.

         Except as and to the extent reflected or reserved against in the Financial Statements or as disclosed by the Selling Group in the Selling Group's Disclosure Memorandum and except for liabilities arising in the ordinary course of business and consistent with past practice since the date of the September 28, 1997 balance sheets of Big R and Sellit, Sellers have operated the Business in the ordinary course and has incurred no material liabilities which would be required to be reflected in accordance with generally accepted accounting principles on a balance sheet as of the date hereof or disclosed in the notes thereto. Since December 29, 1996, there has not been any material adverse change in the business, operations, properties, prospects, assets or condition of Sellers, and no event has occurred or circumstance exists that may result in such a material adverse change.

         3.4 ENCUMBRANCES ON THE ASSETS. Except as set forth on the Selling Group's Disclosure Memorandum, there are no debts, liabilities, mortgages, liens, security interests, charges, pledges,



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conditional sale agreements, or adverse claims or restrictions, transfers or any other encumbrances (hereinafter "Encumbrances") whatsoever against the Assets.

         3.5 BUSINESS OPERATIONS AND CONDITION OF ASSETS. The Selling Group acknowledges that Buyer is purchasing the Assets for the express purpose of operating a packaged ice manufacturing and distribution business. All items comprising the Assets have been continuously used by Sellers in Sellers' Business and are now in serviceable condition unless expressly disclosed to the contrary by Sellers in the Selling Group's Disclosure Memorandum.

         3.6 TITLE TO PERSONAL PROPERTY. Except as set forth in the Selling Group's Disclosure Memorandum, Sellers have good, legal and marketable title to all of the personal property comprising the Assets; at the Closing, Sellers shall deliver to Buyer good, legal and marketable title to the Assets free from all Encumbrances.

         3.7 LITIGATION. Except as set forth in the Selling Group's Disclosure Memorandum, there is no pending claim, action, suit, proceeding or investigation (judicial, governmental or otherwise), nor any order, decree or judgment in effect or threatened, against or relating to Sellers or the Assets, or the transactions contemplated by this Agreement, and no event has occurred or circumstances exist that will, or is reasonably likely to, give rise to or serve as a basis for the commencement of any claim, action, suit, proceeding or investigation.

         3.8 COMPLIANCE WITH LAWS. Sellers have complied with all laws, rules, regulations, ordinances, orders, judgments and decrees relating to the Assets. The ownership and use of the Assets and the conduct of the Business as it specifically relates to the Assets and the Leased Properties do not conflict with the rights of any other person.

         3.9 TAXES. All returns, including estimated tax returns, required to be filed after the Closing Date by or with respect to Sellers with respect to Taxes, that, if unpaid, might result in a lien upon any of the Assets, will be duly filed and will be true, correct and complete, and all Taxes payable pursuant thereto will be paid except such Taxes, if any, as may be contested in good faith. No deficiency or adjustment in respect to any Taxes that have been assessed against or with respect to Sellers that, if unpaid, might result in a lien upon any of the Assets remains unpaid.

         All Taxes that relate to the Assets and that are payable by or accruable by Sellers or as to which Sellers have any liability with respect to events occurring on or before the Closing Date have been paid in full or have been adequately provided for in the reserve for taxes on the books of Sellers on or before the Closing Date, except for income, franchise or capital stock taxes and transfer, sales and other taxes arising in connection with the transactions contemplated by this Agreement.

         3.10 ENVIRONMENTAL. The Selling Group, to the best of its knowledge has complied in all respects with all laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of any Governmental Authorities which have jurisdiction over the Selling Group and their subsidiaries concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial,



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hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice (collectively, an "Environmental Action") has been filed or commenced against any of them alleging any failure of any member of the Selling Group so to comply, nor is any member of the Selling Group aware of any circumstances or conditions which may cause any such Environmental Action to be filed or commenced against Sellers.

         Without limiting the generality of the preceding sentence, the Selling Group, to the best of its knowledge has obtained and been in material compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied, in all material respects, with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in such laws. Buyer, at Buyer's expense, shall have the right to conduct any and all environmental investigations and surveys necessary to satisfy Buyer as to the environmental condition of the Assets or the Leased Properties.

         3.11 EMPLOYEE BENEFITS. All employee benefit plans (whether or not covered by ERISA), deferred compensation or executive compensation plans for employees, directors or independent contractors, and all other employee or independent contractor arrangements or programs that are maintained or contributed to by the Sellers have (collectively, the "Company Plans") been administered and operated in all material respects in compliance with their terms, ERISA, if applicable, the Code and other applicable law. All Company Plans that are intended to be qualified under Section 401(a) of the Code are so qualified and a current favorable IRS determination letter exists for each such plan and covers the amendments required by the Tax Reform Act of 1986. All funded Company Plans are fully funded according to their terms and applicable law. To the knowledge of the Selling Group, no prohibited transaction or breach of fiduciary duty under ERISA has been committed by any fiduciary, disqualified person or party in interest of any Company Plan. The Sellers have no liability, contingent or otherwise, under Title IV of ERISA.

         3.12 COMPLETE AND ACCURATE DISCLOSURE. No representation or warranty made to Buyer in this Agreement or in connection with this transaction contains or will contain an untrue statement of a material fact, or omits or will omit to state a material fact necessary to make such representation or warranty not misleading or necessary to enable a prospective purchaser of Sellers' Business, the Assets or the Leased Properties to make a fully informed decision. All documents and information which have been or will be delivered to Buyer or its representatives by or on behalf of the Selling Group, or any of its members, are and will be true, correct and complete copies of the documents they purport to represent.

         Except as set forth in the Selling Group's Disclosure Memorandum, no consent or approval of any public body or authority and no consents or waivers from other parties to material licenses, franchises, permits, agreements or other instruments are required to be obtained by any member of the Selling Group as a result of the transfer of the Assets contemplated by this Agreement to (i) avoid the loss of any material license, franchise, permit or other instrument or the creation of any lien or other claim on any Asset pursuant to the terms of any law, regulation, order, agreement



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or other legal requirement binding upon Sellers or other members of the Selling
Group relating to the Business or to which any such Asset may be subject, or
(ii) to enable Buyer to continue the operation of the Business substantially as conducted prior to the Closing.

         3.13 CONTRACTS. Sellers are not a party to any contracts relating to the Business or the Assets that are not terminable at will, other than those contracts of Sellers relating to the Business listed and described in the Selling Group's Disclosure Memorandum.

         3.14 INSURANCE AND WARRANTIES.

                  (a) Insurance. Sellers have in force all policies of insurance described in Section 3.14(a) of the Selling Group's Disclosure Memorandum insuring it (including descriptions of whether such policies and binders are "claims made" or "occurrences" policies, and the respective issuers and expiration dates thereof). Unless otherwise described on the Selling Group's Disclosure Memorandum, the members of the Selling Group have not been advised
(i) of any risks or any fact or matter which might render such policies void or voidable, or (ii) any cancellations of insurance coverage, or material increases in premium, or other costs related to insurance, to take effect, or that are proposed, or that may or will occur, following the Closing. To the Selling Group's knowledge, all such policies are underwritten by reputable insurers, and there is no basis to believe the insurers are or are likely to become financially unsound. Sellers have not been refused insurance or been notified of any cancellation or involuntary reduction or other limitation of insurance during the past three years. Section 3.14(a) of the Selling Group's Disclosure Memorandum lists all claims made or dues to be made by Sellers, and all matters for which a claim could reasonably have been but was not made, against an insurer on account of events occurring since December 31, 1996.

                  (b) Warranties. Except as described in Section 3.14(b) of the Selling Group's Disclosure Memorandum, (i) Sellers have not agreed to become responsible for consequential damages or made any express warranties to third parties with respect to any products distributed or sold by Sellers and (ii) there are no warranties (express or implied) outstanding with respect to any products other than any such implied by law. A copy of each standard warranty of Sellers with respect to such product is included in Section 3.14(b) of the Selling Group's Disclosure Memorandum.

         3.15     INVENTORIES.

                  (a) All inventories shown on the September 28, 1997 Balance Sheets of Big R and Sellit consisted of, and all inventories thereafter acquired will consist of, items of good and merchantable quality and quantity usable or salable in the ordinary and regular course of Sellers' business except for obsolete items and items below standard quality, all of which have been written off, or written down to net realizable value on the September 28, 1997 Balance Sheets of Big R and Sellit. Each inventory or class was priced at the lower of cost or market on the first-in, first-out basis and, as to the classes of items inventoried and methods of counting and pricing, such inventories were determined in a manner consistent with prior years. Except to the extent, if any, disclosed in Section 3.15 of the Selling Group's Disclosure Memorandum, Sellers have neither sold any of their inventory under agreements with an express right of return, nor consigned any inventory, and Sellers and Shareholders have no knowledge of any pending returns of inventory in any material quantity.



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                  (b) There have been no material changes in the inventories reflected in the September 28, 1997 Balance Sheets of Big R and Sellit and there will be no further changes in any such inventories except those changes resulting from write down or write offs, purchases in the ordinary and regular course of business and sale of merchandise inventory in the ordinary and regular course of business.

         3.16 SUPPLIERS AND CUSTOMERS. Except as set forth in Section 3.16 of the Selling Group's Disclosure Memorandum and to Sellers' and Shareholders' actual knowledge, no customer of Sellers have communicated to Sellers or Shareholders in any manner his or its intention to cease to do business with or trade with Sellers, or materially alter, modify or amend the terms with which it has conducted business with Sellers whether as a result of, or in contemplated of, the consummation of the transactions contemplated by this Agreement.

         3.17 ACCOUNTS RECEIVABLE. Except as otherwise indicated in Section 3.17 of the Selling Group's Disclosure Memorandum, all accounts receivable of Sellers have arisen out of bona fide transactions in the ordinary course of business, and each such account receivable constitutes a valid and binding obligation of the obligor, maker, comaker, guarantor, endorser or debtor thereof or thereunder and is collectible in full within 60 days.

                   IV. REPRESENTATIONS AND WARRANTIES OF BUYER

         4.1 CORPORATE EXISTENCE; GOOD STANDING; CAPITALIZATION. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Texas and is qualified to conduct business in the State of Arkansas.

         4.2 POWER AND AUTHORITY. Buyer has the requisite corporate power and authority, and has been duly authorized, to enter into this Agreement and to perform all of its obligations hereunder. Buyer represents and warrants to the Selling Group that this Agreement has been duly executed and delivered by Buyer, and constitutes a valid and binding obligation in accordance with its terms. The execution, delivery and performance of this Agreement by the Buyer will not, with or without the giving of notice, the passage of time, or both, violate, conflict with, result in a default, breach or loss of rights under, or result in the creation of any lien, claim or encumbrance pursuant to, any lien, encumbrance, instrument, agreement, or understanding, or any law, regulation, rule, order, judgment or decree, to which the Buyer is a party or by which it is bound or affected.

                        V. COVENANTS OF THE SELLING GROUP

         The Selling Group hereby covenants and agrees as follows:

         5.1 CONDUCT OF BUSINESS. Between the date hereof and the Closing Date, Sellers shall operate the Business in the ordinary course and continue normal capital expenditures and maintenance in connection with the Assets prior to the Closing Date, except (i) as may be permitted by this Agreement or (ii) as necessary to consummate the transactions contemplated hereby.



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         5.2      INVESTIGATION BY BUYER.

                  (a) Between the date hereof and the Closing Date, the Selling Group shall (i) give Buyer and its authorized representatives and advisors access, at reasonable times and on reasonable notice, to all items of personal property comprising the Assets, books and records, personnel, offices, and other facilities of the Assets, (ii) permit Buyer to make such inspections thereof as Buyer may reasonably require, and (iii) cause its employees, and its advisors to furnish to Buyer and its authorized representatives and advisors such financial and operating data and other information with respect to the Business prepared in the ordinary course of the Business as Buyer or its agent shall from time to time reasonably request.

                  (b) The Selling Group agrees that, subsequent to the Closing Date, Buyer and its agents and accountants will be permitted reasonable access, during normal business hours, and as often as Buyer may reasonably request, consistent with reasonable requirements of the Selling Group, to the books and records of Sellers and their affiliates, insofar as such books and records contain information or data pertaining to the Assets and the Leased Properties prior to the Closing Date to the extent such information is not otherwise available at the offices or other facilities of the Buyer, and Buyer shall have the right to make copies thereof and excerpts therefrom.

         5.3 CLOSING CONDITIONS. The Selling Group will, to the extent within its control, use its best efforts to cause the conditions set forth in Article VII to be satisfied by the Closing Date.

         5.4 CONFIDENTIALITY. From and after the date hereof, the Selling Group will, and will cause their respective officers, employees, representatives, consultants and advisors to, hold in confidence all confidential information in the possession of the Selling Group, their affiliates or their financial advisors concerning the Assets and the Leased Properties. The Selling Group will not release or disclose any such information to any person other than Buyer and its authorized representatives. Notwithstanding the foregoing, the confidentiality obligations of this Section shall not apply to information:

                  (a) which any member of the Selling Group is compelled to disclose by judicial or administrative process, or, in the reasonable opinion of counsel, by other mandatory requirements of law;

                  (b) which can be shown to have been generally available to the public other than as a result of a breach of this Section; or

                  (c) which can be shown to have been provided to the Selling Group by a third party who obtained such information other than as a result of a breach of a confidential relationship.

         5.5 PUBLIC ANNOUNCEMENT. The Selling Group and Buyer will cooperate in the public announcement of the transactions contemplated by this Agreement, and, other than as may be required by applicable law, no such announcement will be made by either party without the consent of the other party, which consent shall not be unreasonably withheld.

         5.6 NO SHOPPING. The members of the Selling Group shall not solicit, initiate or participate, directly



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or indirectly, or cause any other person to solicit, initiate or participate, directly or indirectly, in discussions or negotiations with, or provide any information to, any other person (other than the Buyer) concerning, or enter into any agreement providing for (other than in the ordinary course of business) the acquisition of the Assets or the Leased Properties or part thereof (whether by merger, purchase of stock or assets or other similar transaction), other than the acquisition contemplated by this Agreement. The restrictions of this paragraph shall terminate if the Closing has not taken place by the date referred to in Section 7.1.

         5.7 FURTHER ASSURANCES. The members of the Selling Group will use their best efforts to implement the provisions of this Agreement, and for such purpose the Selling Group, at the request of Buyer, at or after the Closing Date, will, without further consideration, promptly execute and deliver, or cause to be executed and delivered, to Buyer such deeds, assignments, bills of sale, consents, documents evidencing title and other instruments in addition to those required by this Agreement, in form and substance satisfactory to Buyer, as Buyer may reasonably deem necessary or desirable to implement any provision of this Agreement.

         5.8 INSURANCE. Sellers and Lessors shall maintain insurance through the Closing Date with financially sound and reputable insurers unaffiliated with the Selling Group in such amounts and against such risks as are adequate to protect the Assets and the Business.

         5.9 NONCOMPETITION AGREEMENT. At the Closing, the Selling Group will enter into a noncompetition agreement in the form attached hereto as Exhibit 5.9 (the "Noncompetition Agreement").

         5.10 CESSATION OF BUSINESS/CHANGE OF NAME. At and after the Closing, the Selling Group will cease to conduct any business constituting the manufacturing, packaging, distribution and/or storage of packaged ice products. In addition, Selling Group will promptly after Closing (but in no event more than 30 days after the Closing Date) effectuate the change of the names of the businesses from Big "R" Ice Company, Inc. and Sellit, Inc. by filing all necessary documents with the Arkansas Secretary of State's office or such other proper Arkansas governmental authority as is necessary to effectuate such name change. Selling Group further agrees it will execute any and all other documents requested by Buyer to facilitate Buyer's use of the name "Big "R" Ice Company, Inc." and "Sellit, Inc." or any variant thereof.

         5.11 OPINION OF LEGAL COUNSEL. At the Closing, the Selling Group shall deliver to Buyer a Legal Opinion of Sellers' counsel in the form attached hereto as Exhibit 5.11 (the "Sellers Opinion of Counsel").

         5.12 DISCHARGE OF SELLERS' DEBTS. Sellers hereby agree and acknowledge that Buyer is not assuming any debts of Sellers', other than the Assumed Liabilities, and that Sellers remain responsible for and will discharge all debts, other than the Assumed Liabilities, that relate to the Business and were incurred by Sellers at or prior to the Closing.

                             VI. COVENANTS OF BUYER

         6.1 ANCILLARY AGREEMENTS. At the Closing, Buyer will pay the purchase price and enter into the Noncompetition Agreement, the Escrow Agreement, the Leases, and all other ancillary documents required hereunder.

         6.2 BUYER'S LEGAL OPINION. At the Closing, Buyer shall deliver to Sellers a Legal Opinion of Buyer's counsel in the form attached hereto as
Exhibit 6.2 (the "Buyer's Opinion of Counsel").

                                  VII. CLOSING

         7.1 TIME AND PLACE. The consummation of the sale and purchase of the Assets and the execution of the Noncompetition Agreement (the "Closing") shall take place at a mutually agreeable time and in a mutually agreeable manner to include, but not limited to, the exchange of facsimile signature page counterparts that have been signed by the appropriate parties to this Agreement. The date of the Closing shall herein be referred to as the "Closing Date" and shall take place no later than December 31, 1997.

         7.2 THE SELLING GROUP'S OBLIGATIONS AT CLOSING. At the Closing, the members of the Selling Group shall, respectively, execute, acknowledge (where appropriate)and deliver to Buyer in form reasonably satisfactory to Buyer:

                  (a) An assignment or assignments assigning to Buyer the use and possession of all that property comprising the Assets;

                  (b) copies of all certificates of occupancy, licenses, permits, authorizations, and approvals required by law and issued by all Governmental Authorities having jurisdiction, if any, and the original of each bill for current real estate and personal property taxes, together with proof of payment thereof (if any of the same have been paid);

                  (c) Bills of Sale, assignments or other suitable transfer documents transferring to Buyer, the Assets, free and clear of all liens and encumbrances, in form reasonably satisfactory to counsel for Buyer which includes the form UCC-3 or other appropriate form indicating release of liens by any secured party and that no action of redress or reclamation shall be sought by any secured party against Buyer or the Assets other than the Assumed Liabilities;

                  (d) the Noncompetition Agreement;

                  (e) a Certificate of Compliance, in form and substance satisfactory to Buyer, from the Selling Group indicating that the Selling Group has materially complied with their obligations contained in this Agreement, that all representations and warranties contained in this Agreement or in any certificate required to be delivered in connection with this Agreement shall be accurate at and as of the Closing with the same force and effect as though made at Closing, and no material adverse change with respect to the Sellers has occurred;

                  (f) an executed copy of the Escrow Agreement to Buyer;

                  (g) a copy of Sellers' Opinion of Counsel to Buyer;

                  (h) copies of executed Leases to the Leased Properties; and

         7.3 BUYER'S OBLIGATIONS AT CLOSING. At the Closing, Buyer will:

                  (a) pay the Purchase Price in accordance with Section 2.5;

                  (b) Intentionally Omitted;

                  (c) deliver to the Selling Group executed counterparts of the
                      Noncompetition Agreement, the Escrow Agreement, the Leases and all other ancillary documents required hereunder;

                  (d) deliver a Certificate of Compliance from an officer of
                      Buyer indicating that Buyer has materially complied with its obligations, representations and warranties contained in this Agreement; and

                  (e) deliver Buyer's Opinion of Counsel pursuant to Section
                      6.2.

                           VIII. CONDITIONS TO CLOSING

         8.1 CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to complete the transactions contemplated at the Closing shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

                  (a) Performance. Each agreement and obligation of every member of the Selling Group to be performed on or before the Closing Date shall have been duly performed in all material respects;

                  (b) Representations and Warranties True; No Material Adverse Change. The representations and warranties of the Selling Group contained herein or in any certificate required to be delivered in connection with this Agreement shall have been accurate on the date hereof and shall be accurate at and as of the Closing, and since the date hereof there shall have occurred no material adverse change in the business operations, properties, prospects, Assets, Leased Properties or condition of Sellers.

                  (c) No Violation of Statutes, Orders, etc. There shall not be in effect any decree or judgment enjoining Buyer from consummating the transactions contemplated hereby;

                  (d) Third Party Creditors. All third-party creditors of the Business will be paid in full and have released all liens or claims against the Assets, other than the Assumed Liabilities, or Sellers shall provide to Buyer documentation from all third party creditors indicating that the third party creditors have released their liens against the Assets and consented to Sellers' conveyance of the Assets to Buyer free and clear of all liens or other Encumbrances.

                  (e) Escrow Agreement. Sellers shall have delivered an executed copy of the Escrow Agreement to Buyer.

                  (f) Opinion of Counsel. The Selling Group shall have delivered Seller's Opinion of Counsel as described in Section 5.11 herein to Buyer.

         8.2 CONDITIONS TO OBLIGATIONS OF THE SELLING GROUP. The obligation of the Selling Group to complete the transactions contemplated at the Closing shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

                  (a) Performance. Each agreement of Buyer to be performed on or before the Closing Date shall have been duly performed in all material respects;

                  (b) Representations and Warranties True. The representations and warranties of Buyer contained herein shall have been true in all material respects; and

                  (c) No Violation of Statutes, Orders, etc. There shall not be in effect any decree or judgment enjoining the Selling Group from consummating the transactions contemplated hereby.

                               IX. INDEMNIFICATION

         9.1 INDEMNIFICATION OF BUYER BY THE SELLING GROUP. The Selling Group agrees to individually and severally indemnify, defend and hold harmless Buyer and Buyer's employees, agents, heirs, legal representatives, and assigns from and against any and all claims, suits, losses, expenses (legal, accounting, investigation and otherwise), damages and liabilities, including, without limitation, tax liabilities (hereinafter, collectively "Damages"), arising out of or relating to (i) any liability or obligation of any member of the Selling Group or (ii) any inaccuracy of any representation or warranty set forth in this Agreement or the breach of any covenant made by any of the Selling Group in or pursuant to this Agreement.

         9.2 INDEMNIFICATION OF THE SELLING GROUP BY BUYER. Buyer agrees to indemnify, defend and hold harmless the Selling Group from and against only those Damages arising out of or relating to any inaccuracy or any representation or warranty of Buyer set forth in this Agreement or the breach of any covenant made by Buyer in or pursuant to this Agreement.

         9.3 CLAIMS FOR INDEMNIFICATION. Whenever any claim arises for indemnification hereunder, the indemnified party (hereafter the "Indemnified Party") shall notify the indemnifying party (hereafter the "Indemnifying Party") in writing by registered or certified mail promptly after the Indemnified Party has actual knowledge of the facts constituting the basis for such claim (the "Notice of Claim"). Such notice shall specify all material facts known to the Indemnified Party giving rise to such indemnification right, and to the extent practicable, the amount or an estimate of the amount of the liability arising therefrom. The failure of any Indemnified Party to promptly notify the Indemnifying

Party shall not relieve the Indemnifying Party of its obligation to indemnify in respect to such action and shall not relieve the Indemnifying Party of any other liability which they may have to any Indemnified Party unless such failure to notify the Indemnifying Party prejudices the rights of the Indemnifying Party. In addition to all other remedies provided hereunder or by law, Buyer shall specifically have the right to make a claim against the Escrow Amount for any of Buyer's Damages. To the extent any claim for indemnification is made by Buyer against the Members, such amount of liability for indemnity by the Members shall not exceed the Escrow Amount.

         9.4 RIGHT TO DEFEND. If the facts giving rise to any such claim for indemnification involve any actual or threatened claim or demand by any third party against the Indemnified Party, the Indemnifying Party shall be entitled (without prejudice to the right of the Indemnified Party to participate in the defense of such claim or demand at its expense through counsel of its own choosing) to assume the defense of such claim or demand in the name of the Indemnified Party at the Indemnifying Party's expense and through counsel of its own choosing, which counsel shall be reasonably satisfactory to the Indemnified Party, if it gives written notice to the Indemnified Party within forty-five
(45) days after receipt of the Notice of Claim that the Indemnifying Party intends to assume the defense of such claim and acknowledges its liability to indemnify the Indemnified Party for any losses resulting from such claim; provided, however, that if the Indemnifying Party does not elect to assume the defense of any claim, then (a) the Indemnifying Party shall have the right to participate in the defense of such claim or demand at its expense through counsel of its own choosing, provided the Indemnified Party shall control the defense of such claim, (b) the Indemnified Party may settle any such claim without the consent of the Indemnifying Party, however, the Indemnifying Party may not settle any such claim without the prior written consent of the Indemnified Party; and (c) Section 9.5 hereof shall be inapplicable. Whether or not the Indemnifying Party does choose to so defend such claim, the parties hereto shall cooperate in the defense thereof and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be requested in connection therewith. To the extent the Selling Group is the Indemnified Party for any actual or threatened claim or demand by any third party, the Selling Group shall have the right to control the prosecution of any counterclaim or right related to such a claim or demand, provided that the Selling Group agrees to reasonably cooperate with Buyer with respect to the prosecution of such counterclaim or right.

         9.5 SETTLEMENT. Except as provided in Section 9.4, (i) the Indemnified Party shall make no settlement of any claim that would give rise to liability on the part of the Indemnifying Party under an indemnity contained in this Article IX without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld and (ii) the Indemnifying Party can settle without the consent of the Indemnified Party only if the settlement involves only the payment of money for which the Indemnifying Party will be fully liable. No other settlement of any claim may be made without the consent of both the Indemnified Party and the Indemnifying Party, which consent shall not be unreasonably withheld.

         9.6 EFFECT OF TERMINATION. Without limiting any other rights the parties may have, the parties specifically agree that the covenants contained in this Article will continue to be enforceable following termination of this Agreement.

         9.7 TIME LIMITATIONS. If the Closing occurs, the Selling Group will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with on or prior to the Closing Date or representations made again as of the Closing Date, other than those in Sections 3.4, 3.6, 3.9 and 3.10, unless on or before one year from the Closing Date, Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. A claim with respect to Sections 3.4, 3.6, 3.9 or 3.10 must be made prior to the expiration of the applicable statutory period of limitations, including any extensions to such period, and shall thereupon terminate. If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before one year from the Closing Date, Sellers notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers.

         9.8 LIMITATIONS ON AMOUNT. The Selling Group will have no liability (for indemnification or otherwise) with respect to the matters described in
Section 9.1 until the total of all Damages with respect to such matters and the matters described in Section 9.1 exceeds $50,000 in the aggregate (the "Basket"), and then the Selling Group shall be responsible for all Damages based thereon from the first dollar of Damages without regard to the Basket; provided, however, the Basket shall not apply to any claim for indemnification arising out of a breach of any representations, warranties or covenants contained in Sections 3.4, 3.6, 3.9 or 3.10 or any provisions herein to the extent of their relation to any of the Excluded Assets and the Selling Group's obligation to discharge all liabilities not assumed by Buyer or Damages related to calculation of the Purchase Price. The Selling Group's maximum liability with respect to the matters described in Section 9.1 will be limited to $375,000 in the aggregate (the "Cap"); provided, however, this Cap will not apply to a claim for indemnification arising out of a breach of any of the Company's representations, warranties or covenants contained in Sections 3.4, 3.6, 3.9 or 3.10, Damages resulting from willful or intentional misrepresentations, any provisions herein to the extent of their relation to any of the Excluded Assets, and the Selling Group's obligation to discharge all liabilities not assumed by Buyer or Damages related to calculation of the Purchase Price.

                                 X. TERMINATION

         10.1 TERMINATION. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date by any of the following:

                  (a) Mutual Consent. By mutual written consent of the Selling Group and Buyer;

                  (b) Misrepresentation or Breach. By the Selling Group or the Buyer, if there has been a material misrepresentation or a material breach of a warranty or covenant herein or in any agreement required to be delivered pursuant hereto on the part of the other party hereto;

                  (c) Failure of Condition to Buyer's Obligations. By Buyer, if all of the conditions set forth in Section 8.1 have not been satisfied;

                  (d) Failure of Condition to Selling Group's Obligations. By the Selling Group, if all of the conditions set forth in Section 8.2 have not been satisfied;

                  (e) Court Order. By the Selling Group or Buyer if consummation of the transactions contemplated hereby shall violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

                  (f) Material Adverse Change. By Buyer if any event has occurred after the date hereof which is, or will result in a material adverse change in the prospects, business or condition of the Assets.

         10.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 10.1(a), all further obligations of the Selling Group and Buyer under this Agreement shall terminate without further liability of the Selling Group or Buyer.

         If the Selling Group fails to consummate the transactions contemplated on its part to occur on or before December 31, 1997, in circumstances whereby all conditions of the Closing set forth in Section 8.2 have been satisfied in all material respects or waived, Buyer's sole remedy shall be to (i) to require the Selling Group to consummate and specifically perform the transactions contemplated hereby, in accordance with the terms of this Agreement, and to obtain from the Selling Group any attorney fees incurred in connection with procuring such specific performance or (ii) terminate this Agreement and obtain reimbursement of its out-of-pocket expenses incurred directly in connection with the negotiation, preparation and performance of this Agreement.

         If Buyer fails to consummate the transactions contemplated on its part to occur on the Closing Date, in circumstances whereby all conditions of the Closing set forth in Section 8.1 have been satisfied in all material respects or waived, the Selling Group's sole remedy shall be to (i) to require Buyer to consummate and specifically perform the transactions contemplated hereby, in accordance with the terms of this Agreement, and to obtain from Buyer any attorney fees incurred in connection with procuring such specific performance or
(ii) terminate this Agreement and obtain reimbursement of its out-of-pocket expenses incurred directly in connection with the negotiation, preparation and performance of this Agreement.

         10.3 RIGHT TO PROCEED. Notwithstanding anything in this Agreement to the contrary, if any condition specified in Section 8.1 or 8.2 has not been satisfied, the Selling Group and Buyer, in addition to any other rights which may be available to it, shall have the right to waive any such condition that is for its benefit and to require the other party hereto to proceed with the Closing.

                                XI. MISCELLANEOUS

         11.1 EXPENSES. Legal, accounting and other costs and expenses incurred in connection with this transaction shall be paid by the party incurring such expenses.

         11.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in or made in connection with this Agreement shall survive the Closing.

         11.3 INUREMENT; ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and, if properly assigned, assigns. This Agreement may not be assigned by any party without the written consent of the other parties hereto.

         11.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Schedules and Exhibits hereto, and the related agreements referred to herein embody the entire agreement of the parties hereto, and supersede all prior agreements and understandings, with respect to the subject matter hereof.

         11.5 SEVERABILITY. Any provision of this Agreement which is invalid, unenforceable or illegal in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such invalidity, unenforceability or illegality without affecting the remaining provisions hereof and without affecting the validity, enforceability or legality of such provision in any other jurisdiction.

         11.6 INCORPORATION OF EXHIBITS AND SCHEDULES. All Exhibits and Schedules referenced in this Agreement, and any statements contained therein or in any certificate or instrument delivered pursuant hereto, constitute an integral part of this Agreement and shall be deemed made in this Agreement as if set forth in full herein.

         11.7 CAPTIONS AND HEADINGS; USE OF TERM "PERSON". Captions and headings used herein are for convenience only, do not constitute a part of this Agreement, and shall not be considered in construing this Agreement. Unless the context otherwise requires, all article, section or subsection cross-references are to articles, sections and subsections within this Agreement. As used herein, the term "person" shall mean any corporation, partnership, venture, proprietorship, trust, benefit plan or other entity or enterprise.

         11.8 GOVERNING LAW; VENUE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         11.9 NOTICE. All notices of requests, demands or other communications required or to be given hereunder shall be delivered by hand, overnight courier, facsimile transmission, or by United States Mail, postage prepaid, by registered or certified mail (return receipt requested), to the addressed indicated below and shall be deemed given when received by the addressee thereof:

                  to Sellers:               Big R Ice Company, Inc.
                                            Attn.:  Joe D. Ratliff
                                            BAIRD, KURTZ & DOBSON
                                            200 East Eleventh Street
                                            P.O. Box 8306
                                            Pine Bluff, Arkansas  71611-8306

                  to Shareholders: Attn.:   Joe D. Ratliff
                                            BAIRD, KURTZ & DOBSON
                                            200 East Eleventh Street
                                            P.O. Box  8306
                                            Pine Bluff, Arkansas  71611-8306
                  to Lessors:               Ratliff Bros.
                                            Attn:  Joe D. Ratliff
                                            BAIRD, KURTZ & DOBSON
                                            200 East Eleventh Street
                                            P.O. Box  8306
                                            Pine Bluff, Arkansas  71611-8306


For any of the above, provide a copy to:    Bridges, Young, Matthew, & Drake PLC
                                            Attn: Ted N. Drake
                                            315 East 8th Avenue
                                            P.O. Box 7808
                                            Pine Bluff, Arkansas 71611


                  to Buyer:                 Packaged Ice, Inc.
                                            8572 Katy Freeway, Suite 101
                                            Houston, Texas 77024
                                            Attn: A.J. Lewis III, President

                  with a copy to:           Akin, Gump, Strauss, Hauer & Feld,
                                            L.L.P.
                                            300 Convent St.
                                            Suite 1500
                                            San Antonio, Texas 78205
                                            Attn: Alan Schoenbaum, P.C.

or such other address or addresses as may be expressly designated by either party by notice given in accordance with the foregoing provision.

         11.10 AGENTS OR BROKERS. Buyer represents that it has not retained or used the services of any broker or finder which would result in the imposition of a fee upon the Selling Group or Buyer. The Selling Group has, however, retained the services of B.K.D. Financial, L.L.C. and shall be unilaterally responsible for any fees, charges, commissions or any other type of consideration requested by, or to be found due to, B.K.D. Financial, L.L.C. for their participation in the transactions contemplated by this Agreement. Buyer expressly denies any obligation to compensate B.K.D. Financial, L.L.C. in any way for their participation in this transaction.

         11.11 TIME IS OF THE ESSENCE. Time is of the essence of this Agreement, and all time limitations shall be strictly construed and rigidly enforced. The failure or delay in the enforcement of any rights or interests granted herein shall not constitute a waiver of any such right or interest or be considered as a basis for estoppel.

         11.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

         11.13 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Rules of the American Arbitration Association by a single arbitrator to be located in San Antonio, Bexar County, Texas, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof, and shall not be appealable.

                [ASSET PURCHASE AGREEMENT SIGNATURE PAGE FOLLOWS]

                    [ASSET PURCHASE AGREEMENT SIGNATURE PAGE]

Executed on the date first written above.

                                   BUYER:

                                   GOLDEN EAGLE ICE-TEXAS, INC.


                                   By: /s/ A.J. LEWIS III
                                      ------------------------------------------
                                   Print Name:  A.J. Lewis III
                                   Print Title:  President


                                   SELLERS:

                                   BIG R ICE COMPANY, INC.


                                   By: /s/ RICHARD D. RATLIFF
                                      ------------------------------------------
                                   Print Name:  Richard D. Ratliff
                                   Print Title:  President

                                   SELLIT, INC.

                                   By: /s/ RICHARD D. RATLIFF
                                      ------------------------------------------
                                   Print Name: Richard D. Ratliff
                                   Print Title: President

                                   SHAREHOLDERS:

                                    /s/ RICHARD D. RATLIFF
                                   ---------------------------------------------
                                   Richard D. Ratliff, An Individual

                                    /s/ JOE D. RATLIFF
                                   ------------------------------------
                                   Joe D. Ratliff, Administrator of the
                                   Estate of Russell L. Ratliff

                                   LESSORS:

                                   RATLIFF BROS.

                                   By: /s/ RICHARD D. RATLIFF
                                      ------------------------------------------
                                   Print Name: Richard D. Ratliff
                                   Print Title: Partner